Exhibit 10.3

NINTH MODIFICATION AGREEMENT TO BORROWING BASE REVOLVING LINE OF CREDIT AGREEMENT

DATE:	September 25, 2008

PARTIES:
	Borrower:	WILLIAM LYON HOMES, INC., a California corporation

	Guarantor:	WILLIAM LYON HOMES, a Delaware corporation

	Bank:	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association (“Bank”), and WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), hereby enter into this Ninth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement (the “Modification”) to the Borrowing Base Revolving Line of Credit Agreement dated as of June 28, 2004, as modified by a Modification Agreement, dated as of December 7, 2004, by a Second Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of July 14, 2005, by a Third Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of October 23, 2006, by a Fourth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of April 26, 2007, by a Fifth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of November 6, 2007, by a Sixth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of February 20, 2008, by a Seventh Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of March 12, 2008, and by an Eighth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of June 5, 2008 (the “Loan Agreement”), with the consent of guarantor WILLIAM LYON HOMES, a Delaware corporation (“Guarantor”).

RECITALS

A. Bank has extended to Borrower credit (“Loan”) up to the maximum principal amount of Seventy Million Dollars ($70,000,000) pursuant to the Loan Agreement, as presently evidenced by that certain Amended and Restated Promissory Note dated as of July 14, 2005 (the “Note”) executed by Borrower and payable to the order of Bank.

B. The Loan is secured by, among other things, certain Construction Deeds of Trust and Fixture Filing (With Assignment of Rents and Security Agreement) executed by Borrower as Trustor for the benefit of Bank (such Deeds of Trust, as amended to dated, shall be hereinafter referred to, individually, as a “Deed of Trust” and, collectively, as the “Deeds of Trust”). The Loan is further secured by the personal property described in certain UCC-1 Financing Statements relating to the property encumbered by the Deeds of Trust naming Borrower as Debtor and Bank as Secured Party (as amended to date, the “UCC Financing Statements”). The Deeds of Trust, the UCC Financing Statements, and such other agreements, documents and instruments securing the Loan are referred to individually and collectively as the “Security Documents”).

C. Repayment of the Loan and the completion of the improvements have been, and continue to be, guaranteed by the Repayment Guaranty dated as of June 28, 2004 and executed by Guarantor in favor of Bank (the “Guaranty”). The Guaranty and any other agreements, documents and instruments guarantying the Loan are referred to individually and collectively as the “Guaranty Documents”.

D. The Loan Agreement, the Note, the Security Documents, the Guaranty Documents, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as may be amended, modified, extended or restated from time to time, are sometimes referred to individually and collectively as the “Loan Documents”. Hereinafter, the Loan Documents shall mean such documents as modified in this Modification.

E. The Borrower and the Bank have agreed to modify the Loan as provided herein.

F. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.     ACCURACY OF RECITALS.

Borrower acknowledges the accuracy of the Recitals.

2.     MODIFICATION OF LOAN DOCUMENTS.

2.1    The Commitment Amount is hereby reduced from $50,000,000 to $40,000,000. In no event shall the Bank be obligated to make any disbursement of the Loan which would cause the outstanding principal balance of the Loan to exceed the Commitment Amount, as reduced hereby.

2.2    Section 2.8(a) of the Loan Agreement is hereby deleted in its entirety and restated to provide as follows:

“(a) Facility Fee. A facility fee at a per annum rate equal to one half of one percent (0.50%) of the full Commitment Amount shall be due and payable semi-annually in advance commencing on June 28, 2008 and on the same day of each December and June thereafter.

2.3    Notwithstanding any provision of any Loan Document or applicable law to the contrary, including, without limitation, Section 10.10 of the Loan Agreement, in no event shall Bank, whether with or without demand or notice to Borrower, exercise any right to set-off and apply deposits (whether certificates of deposit, demand, general, savings, special, time, or other, and whether provisional or final) held by Bank for Borrower or any other liabilities or other obligations of Bank to Borrower against or to the Obligations. By its signature below, Bank hereby waives any right it may have to set-off and apply such deposits or other liabilities against or to the Obligations.

2.4    Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantor is materially incomplete, incorrect, or misleading as of the date hereof.

2.5    Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3.     RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.     CONDITIONS PRECEDENT.

Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Bank in the exercise of Bank’s sole judgment:

4.1    Bank shall have received fully executed and, where appropriate, acknowledged originals of this Modification, the attached consents signed by Guarantor, and any other documents which Bank may require or request in accordance with this Agreement or the other Loan Documents.

4.2    Bank shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Bank in connection with this Agreement, including charges for title insurance (including endorsements), recording, filing and escrow charges, fees for appraisal, architectural and engineering review, construction services and environmental services, mortgage taxes, and legal fees and expenses of Bank’s counsel. Such costs and expenses may include the allocated costs for services of Bank’s in-house staffs, such as legal, appraisal, construction services and environmental services. Borrower acknowledges that any extension and modification fees payable in connection with this transaction do not include the amounts payable by Borrower under this subsection.

5.     ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Bank and Borrower.

6.     BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon, and inure to the benefit of, Borrower and Bank and their respective successors and assigns.

7.     CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

8.     COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

[Signatures on following page]

DATED as of the date first above stated.

BORROWER:	WILLIAM LYON HOMES, INC., a California corporation

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Title:	Senior Vice President

BANK:	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association

	By:	/s/ Kimberlee Edwards
	Name:	Kimberlee Edwards
	Title:	Senior Vice President

CONSENT AND AGREEMENT OF GUARANTOR

With respect to that certain Ninth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement (hereinafter, the “Modification”) between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association (“Bank”), to which this Consent is attached, the undersigned (“Guarantor”), hereby (i) ratifies and reaffirms all of its obligations to Bank under the Guaranty, (ii) consents to the execution and delivery by Borrower of the attached Modification, and (iii) confirms that the Guaranty remains in full force and effect notwithstanding Borrower’s execution of the attached Modification. The undersigned agrees that the execution of this Consent and Agreement of Guarantor (the “Consent”) is not necessary for the continued validity and enforceability of the Guaranty, but it is executed to induce Bank to enter into the Modification.

This Consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Consent to physically form one document. Facsimile transmission of the signed original of this Consent or the retransmission of any signed facsimile transmission will be deemed the same as delivery of an original.

IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date set forth on the attached Eighth Modification Agreement.

“Guarantor”	WILLIAM LYON HOMES, a Delaware corporation

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

	By:	/s/ Richard D. Robinson
	Name:	Richard D. Robinson
	Title:	Senior Vice President